FOURTH AMENDMENT AND WAIVER TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FOURTH AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Fourth Amendment") is made and dated as of August 25, 1999 among SUNRISE MEDICAL, INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower signatory hereto as "Subsidiary Borrowers" or "Guarantors", the lenders (the "Lenders") party hereto, and BANK OF AMERICA, N.A., as Agent (the "Agent") and amends that certain Third Amended and Restated Credit Agreement dated as of August 28, 1997 among the parties hereto, as amended by a First Amendment and Waiver to Third Amended and Restated Credit Agreement dated as of February 18, 1998, a Second Amendment to Third Amended and Restated Credit Agreement dated as of August 26, 1998 and a Third Amendment to Third Amended and Restated Credit Agreement dated as of April 28, 1999 (together with this Fourth Amendment, the "Agreement").

RECITALS

A. The Borrower has advised the Agent and the Lenders that it believes that it may be in default of Section 7.09 of the Agreement as of July 2, 1999, which would, in the absence of relief from the Lenders, constitute an Event of Default under the Agreement.

B. Subject to the terms and provisions hereof, the Agent and the Lenders have agreed to waive through September 30, 1999, the Event of Default arising from the Borrower's violation of Section 7.09 of the Agreement as of July 2, 1999 and the Agent, the Lenders and the Loan Parties have agreed to amend the Agreement to increase the interest rate payable to the Lenders thereunder, to reduce the availability thereunder and to confirm that the Collateralization Date shall be September 30, 1999 all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

2. Amendments to Agreement. The Loan Parties, the Lenders and the Agent hereby agree that the Agreement is amended as follows:

2.1. Reduction of Availability. To limit the availability under the Agreement from August 25, 1999 through September 30, 1999, the following subsection shall be added to Section 2.01 of the Agreement:

"(c) Notwithstanding anything in the Agreement to the contrary, from August 25, 1999 through September 30, 1999, the Facility Usage shall in no event exceed $112,500,000."

2.2. Pricing. To increase the interest rate retroactively to July 3, 1999, the definition of "Applicable Margin" in Section 1.01 of the Agreement is hereby amended and restated to read in its entirety as follows:

"Applicable Margin" means,

(a) with respect to each Eurocurrency Rate Committed Advance, 3.50% per annum,

(b) with respect to the Standby Letter of Credit fees referred to in Section 3.05(a), 3.50% per annum,

(c) with respect to each Base Rate Advance, 2.25% per annum, and

(d) with respect to the commitment fee referred to in Section 2.03(c), 0.75% per annum,

which Applicable Margins shall be effective retroactively to July 3, 1999, with such retroactive interest to be paid on the date when the next payment of interest is otherwise due hereunder.

2.3. Collateralization. To revise the times by which the Obligations are to be secured, the definition of "Collateralization Date" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

"Collateralization Date" means, unless all Obligations have been paid in full and all Commitments terminated prior thereto, September 30, 1999.

2.4. Notice to Noteholders. To ensure that the Noteholders are advised of the Collateralization Date, there shall be added to the Credit Agreement a new Section 6.17 reading in its entirety as follows:

"6.17 Notice to Noteholders. If the Borrower shall cancel or abandon its plans to issue high yield notes in September, 1999, the Borrower shall give written notice to the Noteholders on or before the earlier of (i) September 27, 1999 or (ii) three Business Days following such cancellation or abandonment of the Borrower's intention to execute the Collateral Documents.

3. Waiver. By their execution hereof, the Lenders hereby waive any Default or Event of Default arising from any failure of the Borrower to be in compliance with Section 7.09 of the Agreement for the Fiscal Quarter ending July 2, 1999. The waiver granted herein shall expire on September 30, 1999.

4. Representations and Warranties. Each of the Loan Parties jointly and severally represent and warrant to the Lenders and the Agent:

4.1. Authorization. The execution, delivery and performance of this Fourth Amendment have been duly authorized by all necessary corporate action by each of them and this Fourth Amendment has been duly executed and delivered by each of them.

4.2. Binding Obligation. This Fourth Amendment is the legally valid and binding obligation of each Loan Party, enforceable in accordance with its terms against each of them respectively, except as such enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

4.3. No Legal Obstacle to Agreement. Neither the execution of this Fourth Amendment, the making by any Borrower or any borrowing under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any Contractual Obligation to which any Loan Party is a party, or the violation of any Requirement of Law, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any of them, except as contemplated hereby. No approval or authorization of any Governmental Agency is required by any Loan Party to permit the execution, delivery or performance by any Loan Party of this Fourth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing under the Agreement.

4.4. Incorporation of Certain Representations. After giving effect to the terms of this Fourth Amendment, the representations and warranties set forth in Article 5 of the Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent any such representation or warranty is expressly stated to be made as of any other date.

4.5. Default. After giving effect to the terms of this Fourth Amendment, no default or Event of Default under the Agreement has occurred and is continuing.

4.6. No Material Adverse Effect. Other than disclosed to the Agent and the Lenders prior to the date hereof, no event or circumstances has occurred since January 1, 1999 which constitutes a Material Adverse Effect after giving effect to this Fourth Amendment.

5. Conditions, Effectiveness. The effectiveness of this Fourth Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

5.1. Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Fourth Amendment and any note or other instrument or agreement required hereunder.

5.2. Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Fourth Amendment and any instrument or agreement required hereunder on behalf of the Borrower.

5.3. Amendment Fee. An Amendment fee for the account of each Lender approving this Fourth Amendment prior to 5:00 p.m. (Los Angeles time) on August 25, 1999 equal to 0.20% of such Lender's Commitment.

5.4. Attorney's Fees. Payment of all fees and expenses of the Agent's outside and in-house counsel invoiced to the Borrower.

5.5. Other Evidence. Such other evidence with respect to the Borrower or any other person as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Fourth Amendment and the Agreement and the compliance with the conditions set forth herein.

6. Miscellaneous.

6.1. Effectiveness of the Agreement. Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

6.2. Acknowledgment of Obligations. The Borrower hereby (a) confirms and agrees, on behalf of itself and each of its Subsidiaries, that it and they are truly and justly indebted to the Agent and the Lenders for all amounts due and owing under the Credit Agreement and the other Loan Documents without defense, offset or counterclaim of any kind whatsoever and (b) reaffirms and admits, on behalf of itself and each of its Subsidiaries, the validity and enforceability of the Agreement and the other Loan Documents.

6.3. Effectiveness of Agreement and Loan Documents. (a) Except as expressly amended hereby, the Loan Parties agree that each provision of the Agreement and each provision of each other Loan Document shall continue to be and shall remain, in full force and effect. This Fourth Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or any other Loan Document, (b) to be a commitment or any other undertaking by the Lenders or any of them to engage in any restructuring of any aspect of the Agreement or the Loan Documents, (c) to constitute any obligation to further amend or otherwise modify the Agreement or any Loan Document or (d) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(b) This Fourth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

6.4. Counterparts. This Fourth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Fourth Amendment shall not become effective until each Loan Party, the counterparts, and the same shall have been delivered to the Agent.

6.5. Jurisdiction. This Fourth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRISE MEDICAL, INC.,

as Borrower and as a Guarantor

By:________________________________

Ted N. Tarbet

Senior Vice President and

Chief Financial Officer

GUARANTORS:

DYNAVOX SYSTEMS, INC.

SUNMED FINANCE INC.

SUNRISE MARIN HOLDINGS INC.

SUNRISE MEDICAL CCG INC.

SUNRISE MEDICAL HHG INC.

By:________________________________

Ted N. Tarbet

Treasurer

BANK OF AMERICA, N.A., as a Lender

By:________________________________

Name:______________________________

Title:_____________________________

BANK OF AMERICA, N.A., as Agent

By:________________________________

Name:______________________________

Title:_____________________________

ABN AMRO BANK NV Los Angeles International Branch

By:________________________________

Name:______________________________

Title:_____________________________

UNION BANK OF CALIFORNIA, N.A.

By:________________________________

Name:______________________________

Title:_____________________________

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:________________________________

Name:______________________________

Title:_____________________________

DEUTSCHE BANK AG, New York Branch and/or Cayman Islands Branch

By:________________________________

Name:______________________________

Title:_____________________________

By:________________________________

Name:______________________________

Title:_____________________________

PNC BANK, NATIONAL ASSOCIATION

By:________________________________

Name:______________________________

Title:_____________________________